UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 31, 2017

_________________________

UPD HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-10320	13-3465289
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

75 Pringle Way, 8th Floor, Suite 804 Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

775-829-7999
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

Item 3.02    Unregistered Sale of Equity Securities

On December 31, 2017, UPD Holding Corp. (the “Registrant”) closed an Agreement of Exchange and Plan of Reorganization (the “Agreement”) with Record Street Brewing Co., a Nevada corporation (“RSB”), which was dated December 31, 2017.  Pursuant to the Agreement, the Registrant will issue 80,000,000 restricted common stock shares to the four shareholders of RSB in exchange for all outstanding capital stock of RSB, after which the Registrant will have 161,366,636 common shares outstanding.  Mark Conte, President of the Registrant, is a minority shareholder of RSB.

Pursuant to the Agreement, RSB will become a wholly-owned subsidiary of the Registrant.  RSB manufactures and markets its line of Record Street branded beers, including its three flagship ales: Blonde Ale, Pale Ale, and India Pale Ale.  RSB has relationships with contract manufacturers who currently brew its beers in California.  RSB distributes its beers through distribution relationships with Young's Market Company, LLC in California and Southern Glazer's Wine & Spirits in Nevada.  In addition, RSB has commenced planning and pre-construction work upon its flagship brewpub to be located in Reno, Nevada.

Item 9.01  Financial Statements and Exhibits

(a) and (b)  Financial Statements.  December 31, 2015 and 2016 audited financial statements of RSB, September 30, 2017 unaudited financial statements of RSB, and unaudited pro-forma financial statements of the combined entity will be filed with the Commission on or before March 16, 2018.

 (d)  Exhibits

Exhibit No.	Description

2.1	Agreement of Exchange and Plan of Reorganization dated December 31, 2017 between the Registrant and RBS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPD HOLDING CORP.

	By:	/s/ Mark W. Conte
Date: January 5, 2018		Mark W. Conte
President and Chief Executive Officer